Exhibit (a)(1)(D)

SURO CAPITAL CORP.

Offer to Purchase for Cash
Up to 2,000,000 Shares of its Common Stock
At a Purchase Price Not Less Than $6.00 Per Share and
Not More Than $7.00 per Share

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON SEPTEMBER 2, 2022, UNLESS THE TENDER OFFER IS EXTENDED OR TERMINATED.

August 8, 2022

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated August 8, 2022 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, as they may be amended or supplemented from time to time, the “tender offer”), in connection with the offer by SuRo Capital Corp., a Maryland corporation (the “Company”), to purchase for cash up to 2,000,000 shares of its common stock, par value $0.01 per share (the “shares”), at a price not less than $6.00 and not more than $7.00 per share, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the tender offer. After the Expiration Date (as defined in the Offer to Purchase), the Company will, upon the terms and subject to the conditions of the tender offer, determine a single price per share (the “Purchase Price”) within the specified range, that will allow it to repurchase that number of shares having an aggregate total of not more than 2,000,000, or a lower amount depending on the number of shares properly tendered and not properly withdrawn pursuant to the Offer. All shares acquired in the tender offer will be acquired at the same Purchase Price regardless of whether the stockholder tendered at a lower price, and the Company will only purchase shares tendered at prices equal to or below the Purchase Price. As described in the Offer to Purchase, if the terms and conditions of the Offer have been satisfied or waived and an aggregate total of less than or equal to 2,000,000 shares are properly tendered and not properly withdrawn prior to the Expiration Date, the Company will buy all shares properly tendered that are not withdrawn.

If the conditions to the tender offer have been satisfied or waived and shares having an aggregate total in excess of 2,000,000 have been properly tendered and not properly withdrawn prior to the Expiration Date, the Company will purchase shares:

•	First, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, on a pro rata basis from all other stockholders who properly tender shares at or below the Purchase Price and do not properly withdraw them before the expiration of the tender offer; and

•	Second, if necessary to permit us to purchase shares in an aggregate total of 2,000,000, from holders who have tendered shares at or below the Purchase Price conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose shares are conditionally tendered must have properly tendered all of their shares and not properly withdrawn them before the expiration of the tender offer. See Sections 4 and 6 of the Offer to Purchase.

Shares tendered and not purchased, because they were tendered at a price greater than the Purchase Price or because of proration or conditional tenders, will be returned, at the Company’s expense, to the stockholders who tendered such shares, promptly after the Expiration Date. The Company also expressly reserves the right, in its sole discretion, to purchase additional shares subject to applicable legal and regulatory requirements. See Section 1 of the Offer to Purchase.

We request instructions as to whether you wish us to tender any or all of the shares held by us for your account, and if so, at what price you wish for your shares to be tendered, upon the terms and subject to the conditions of the tender offer set forth in the Offer to Purchase and the Letter of Transmittal.

We are the holder of record of shares held for your benefit and account. As such, we are the only ones who can tender your shares pursuant to your instructions. The Letter of Transmittal and the other tender offer materials are furnished to you for your information only and cannot be used by you to tender shares held by us for your account.

Please instruct us, by completing the attached Instruction Form, as to whether you wish us to tender all or any portion of the shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.	The tender offer, the proration period and withdrawal rights expire at 5:00 P.M., Eastern Time, on September 2, 2022 unless the tender offer is extended by the Company.

2.	The tender offer is not conditioned upon any minimum number of shares being tendered. The tender offer is, however, subject to certain other conditions set forth in the Offer to Purchase. See Section 7 of the Offer to Purchase.

3.	The tender offer is for shares up to an aggregate total of 2,000,000.

4.	Tendering stockholders who are registered stockholders or who tender their shares directly to American Stock Transfer & Trust Company, LLC, the Depositary, will not be obligated to pay any brokerage commissions or fees to the Company, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Company’s purchase of shares pursuant to the tender offer.

5.	If you wish to condition your tender upon the purchase of all shares tendered or upon the Company’s purchase of a specified minimum number of the shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. To elect such a condition, complete the section captioned “Conditional Tender” in the attached Instruction Form.

If you wish to have us tender all or any portion of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed.

If you authorize us to tender your shares, we will tender all your shares unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. Please note that the tender offer and withdrawal rights will expire at 5:00 P.M., Eastern Time, on September 2, 2022, unless the tender offer is extended or terminated.

The tender offer is not being made to, nor will tenders be accepted from or on behalf of, shareholders in any jurisdiction in which the making or acceptance of offers to sell shares would not be in compliance with the laws of that jurisdiction.

ALTHOUGH THE COMPANY’S BOARD OF DIRECTORS HAS AUTHORIZED THE TENDER OFFER, IT HAS NOT, NOR HAS THE COMPANY, THE INFORMATION AGENT OR THE DEPOSITARY MADE, AND THEY ARE NOT MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR SHARES. YOU MUST MAKE YOUR OWN DECISIONS AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE AT WHICH YOU WILL TENDER THEM. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION IN, OR INCORPORATED BY REFERENCE IN, THE OFFER TO PURCHASE AND IN THE LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE TENDER OFFER. SEE SECTION 2 OF THE OFFER TO PURCHASE. YOU ARE URGED TO DISCUSS YOUR DECISIONS WITH YOUR OWN TAX ADVISORS, FINANCIAL ADVISORS AND/OR BROKERS.

INSTRUCTION FORM WITH RESPECT TO
SURO CAPITAL CORP.

Offer to Purchase for Cash
Up to 2,000,000 Shares of its Common Stock
At a Purchase Price Not Less Than $6.00 Per Share and
Not More Than $7.00 per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 8, 2022 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, as they may be amended or supplemented from time to time, the “Offer”), in connection with the offer by SuRo Capital Corp., a Maryland corporation (the “Company”), to purchase for cash up to 2,000,000 shares of its common stock, $0.01 par value (the “shares”), at a price not less than $6.00 and not more than $7.00 per share, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the tender offer.

The undersigned hereby instruct(s) you to tender to the Company the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

Number of shares to be tendered by you for the account of the undersigned: _____ shares. Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

(1)	SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER (See Instruction 5 of the Letter of Transmittal):

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER,” the undersigned tenders shares at the price checked. This action could result in none of the shares that are the subject of this Instruction being purchased if the Purchase Price determined by the Company in accordance with the terms of the tender offer is less than the price checked below. A STOCKHOLDER WHO DESIRES TO TENDER DIFFERENT SHARES AT DIFFERENT PRICES MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH TENDER. The same shares cannot be tendered at more than one price, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
CHECK ONLY ONE BOX
IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED,
THERE IS NO PROPER TENDER OF SHARES

(Shareholders who desire to tender shares at more than one price must complete a separate Letter of Transmittal for each price at which shares are tendered.)

☐ $6.00	☐ $6.10	☐ $6.20	☐ $6.30	☐ $6.40
☐ $6.50	☐ $6.60	☐ $6.70	☐ $6.80	☐ $6.90
☐ $7.00

OR

(2)	SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER (See Instruction 5 of the Letter of Transmittal)

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “SHARE TENDERED AT PRICE DETERMINED BY STOCKHOLDER,” the undersigned tenders shares at the Purchase Price, as shall be determined by the Company in accordance with the terms of the tender offer. For purposes of determining the Purchase Price, those shares that are tendered by the undersigned agreeing to accept the Purchase Price determined in the tender offer will be deemed to be tendered at the minimum price of $6.00 per share.

☐	The undersigned wants to maximize the chance of having the Company purchase shares the undersigned is tendering (subject to the proration and priority provisions of the tender offer). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the Purchase Price determined by the Company in accordance with the terms of the tender offer. THE UNDERSIGNED UNDERSTANDS THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE PAID FOR SHARES IN THE TENDER OFFER AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $6.00 PER SHARE.

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID INSTRUCTION TO TENDER OF SHARES.

CONDITIONAL TENDER
(See Instruction 13 of the Letter of Transmittal)

A tendering stockholder may condition his, her or its tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the tender offer, none of the shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of shares that must be purchased, if any are purchased, and each stockholder is urged to consult his, her or its own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased, if any are purchased, is: ______________________ shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked this box:

☐	The tendered shares represent all shares held by the undersigned.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Signature(s)

Name(s)

(Please Type or Print)

Taxpayer Identification or Social Security Number:

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Daytime Area Code and Telephone Number:

Dated:	, 2022